SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

June 27, 2003
Date of Report (date of earliest event reported)

Datawave Systems Inc.
(Exact Name of Registrant as Specified in its Charter)

Yukon	0-26698	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West 5th Avenue, Vancouver, British Columbia V6K 1H9
(Address of principal executive offices)

604.874.1302
(Registrant's telephone number, including area code)

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 ITEM 5. OTHER EVENTS

On June 27, 2003, DataWave Systems Inc., issued a news release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

( c ) EXHIBITS

Exhibit 99.1 News Release, dated June 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWAVE SYSTEMS INC.

By /s/ John Gunn
John Gunn
General Manager, Chief Financial Officer

Dated: June 30, 2003

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EXHIBIT INDEX

99.1 News Release, dated June 27, 2003.

DataWave Earns US$421,000 in Fiscal Year 2003

Vancouver, British Columbia, Canada, June 27, 2003 (TSX-V: DTV, OTCBB: DWVSF):

DataWave announces its revenues increased 37% to US$18,121,228 for the fiscasl year to March 31, 2003 from US$13,201,215 for the previous fiscal year. Net income was US$421,495 for the fiscal year ended March 31, 2003 compared to US$607,574. Earnings before interest, taxes, depreciation and amortization (EBITDA) were US$718,740 for the 2003 fiscal year compared to US$1,063,348 for the year ended March 31, 2002.

Our Canadian operation, which generates all its revenues from the sale of prepaid long distance and prepaid wireless phone cards and PINs to retailers, provided US$10,634,196 of revenues for the year to March 31, 2003.

We announced in September 2002 our intention to become an intermediary between national Canadian prepaid cellular providers and certain national convenience stores in order to exploit our Point of Sale (POS) technology. We have successfully deployed 529 terminals distributing prepaid cellular PINs and authorizing prepaid phone cards in Canada as at March 31, 2003. At the end of June 2003, we have more than 1,550 terminals installed.

The U.S. Prepaid operation experienced net agency revenue (gross proceeds less cost of time) growth of 7%, to US$6.6 million, from the sale of prepaid calling cards through its network of intelligent vending machines. Overall, U.S. revenues of US$7,487,032 were down US$481,015 from the prior year's revenues of $7,968,047.

in US$000's	3 months ended	3 months ended	year ended	year ended
	March 31, 2003	March 31, 2002	March 31, 2003	March 31, 2002
Revenues	$ 3,891	$ 3,502	$ 18,121	$ 13,201
EBITDA	$ 133	$ 579	$ 718	$ 1,063
Net Income	$ 70	$ 466	$ 421	$ 607
Net Income per share basic and diluted	$0.00	$0.01	$0.01	$0.01

Prior year's results have restated to reflect a change in reporting according to US GAAP.

Net income in the Fiscal 2002, 4th quarter included a $384,000 reserve adjustment that had been established in a prior year that has been determined will not have to be paid.

Mr. Emanuel, Chairman and CEO, reports, "We are pleased with the profitable results and growth in sales for the year. Our fourth quarter, traditionally a slow quarter, was profitable and we have now experienced seven consecutive quarters with revenue growth and profitability. Our POS technology has enjoyed a very successful launch in the Canadian marketplace.

"Our ability to provide a technological solution that generates significant savings for retailers and provides the customer faster service further solidifies our relationships with national chains in Canada and provides a strong base for entering the U.S. market.

"Our POS capabilities also give us the ability to add value and authorize or reload prepaid products at retail check out registers. This gives us the potential to significantly increase our volume and market share by penetrating the

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high traffic retail sectors such as grocery stores, quick service, and other high volume retailers. We are already applying this technology with AT&T Corp. and the largest international retailer in the Canadian market.

"The creation of Nextwave Card Corporation is our most recent significant business development. This joint venture with National Money Mart will see POS technology of adding value to a prepaid debit card introduced to National Money Mart locations in Canada (300),with expansion already planned to the United States (1,000 loactions) and Great Britain/Australia (400 locations). In Canada alone National Money Mart has one million registered customers - all are potential Nextwave prepaid debit card (Interac) customers.

"As a premier supplier to AT&T, initiatives with AT&T's major global customers - Wal-Mart and Sam's Club in Mexico, Europe, and Asia could also bear fruit in fiscal 2004 and positively impact our bottom line.

"These are just some of the new initiatives that we have developed in the past year. What is clear is that our core business has shifted. We are no longer just a seller of prepaid long distance cards - we are rapidly becoming the market leader in adding value to all point of sale stored value telecom and financial products."

We continue to evaluate opportunities that incorporate our existing technology infrastructure. The DataWave financial middleware infrastructure, integrated with financial banking partners, affords opportunities to deliver Prepaid Cash Card programs to multiple niche markets. The DataWave Point of Sale ("POS") technology, integrated with Prepaid Wireless, Prepaid Internet, and PrePaid Voice Over Internet providers, can offer distribution of POS products to new and existing customers. We are actively working on product development in these areas and we will announce in the future any consummated agreements that will have a material impact on the Company.

About DataWave (http://www.datawave.ca)

DataWave has been an innovator and developer of prepaid and stored-value programs since it was founded in 1994. DataWave pioneered a system that allows for point-of-sale authorization and reload of high value, high shrinkage products, such as cash cards and phone cards. The System works equally well over the internet, through intelligent free-standing vending machines or with various POS devices, including cash registers.

DataWave Systems Inc.

/s/ John Gunn

John Gunn

General Manager, CFO

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Legal Notice Regarding Forward-Looking Statements:

Statements in this news release which are not purely historical are forward-looking statements, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Forward-looking statements in this release include, but are not limited, references to: our plans to enter the U.S. market; the potential for our Point of Sale (POS) systems capabilities to significantly increase our volume and market share by penetrating the high traffic retail sectors such as grocery stores, quick service, and other high volume retailers; the planned expansion of our joint venture with National Money Mart, Nextwave Card Corporation, into the United States, Great Britain and Australia; our belief that National Money Mart's one million registered customers represent potential Nextwave prepaid debit card (Interac) customers; our belief that initiatives with AT&T's major global customers - Wal-Mart and Sam's Club in Mexico, Europe, and Asia - could bear fruit in fiscal 2004 and positively impact our bottom line; and our belief that we are on the fast track to become an international leader in point of sale stored value products.

It is important to note that the company's actual results and outcomes may differ materially from those contained in the forward-looking statements contained in this release. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties such as: continued market acceptance of our existing products and whether we will achieve broad acceptance of our new products - particularly our Point of Sale (POS) systems - in the new markets that we have identified; our continued relationship with AT&T, as one of AT&T's premier suppliers; our continued relationship with National Money Mart; and the overall success of our company in general.

Although we believe that the beliefs, plans, expectations and intentions contained in this letter are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Readers should refer to the risk disclosures outlined in our annual report on Form 10-KSB for the year ended March 31, 2003, filed with the United States Securities and Exchange Commission.

"DataWave" is a registered trademark of the Company. All other trademarks and trade names referred to are the property of their respective owners.

"The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release."

For further information, please contact:

Josh Emanuel	or	John Gunn
Chairman & CEO		General Manager, CFO
Datawave		Datawave
Ph: (973) 831-3001		Ph: (604) 874-1302
E-mail: info@datawave.ca